INVESTORS:                                                  MEDIA:
Dave Jessick                                                Karen Rugen
717-975-5750                                                717-730-7766
or investor@riteaid.com



                RITE AID COMPLETES $3.0 BILLION REFINANCING

    Retires Majority of Debt Due in 2002; Brings Total Debt Reduction to
                   $2.9 Billion Since End of Fiscal 2000

            With Refinancing Completed, Company Says It Can Now
        Fully Concentrate On Continuing to Improve Operating Results


CAMP HILL, PA, June 28, 2001--Rite Aid Corporation (NYSE, PCX: RAD) announced today that it has completed its previously announced $3.0 billion refinancing, resulting in substantially reduced debt and the retirement of the majority of the company's debt due in 2002. As a result of the refinancing, the company now has no significant debt maturing before 2005.

In conjunction with the refinancing, the company said it intends to reclassify approximately $850 million of capitalized leases to operating leases. As a result of the reclassification and the refinancing, Rite Aid said its total debt will be approximately $3.7 billion.

"This is a milestone in our turnaround plan," said Bob Miller, Rite Aid chairman and chief executive officer. "We have strengthened our balance sheet by reducing debt by $2.9 billion since the end of fiscal 2000 and by eliminating any major debt payments until 2005. We also raised an additional $200 million for our turnaround. We can now devote all of our energy to continuing to improve operating results."

The refinancing consists of a $1.9 billion senior secured credit facility, which matures in March 2005; the sale of 80.1 million shares of Rite Aid common stock for $551.3 million; the issuance of 44.3 million shares of Rite Aid common stock for $303.5 million of previously outstanding debt; the exchange of $152 million of debt due in 2002 for debt due in 2006, the sale of $150 million of new notes due 2008 and $107 million raised in lease financing.


                                  - MORE -


The company said that as a result of the refinancing, its only remaining debt due before March 2005 is $288 million of notes and $140 million of amortization of the new credit facility, which the company said it will satisfy using internally generated funds.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of more than $14 billion and more than 3,600 stores in 30 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements, our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our long term strategy, the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters, competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints, and our failure to develop, implement and maintain reliable and adequate internal accounting systems and controls. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.